Exhibit 15.1
May 6, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated April 29, 2010 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the “Company”) for the three month periods ended March 31, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Post-Effective Amendment to the Registration Statement on Form S-8 dated May 6, 2010.
Very truly yours,

/s/ PricewaterhouseCoopers LLP